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                                                                    Exhibit 23.1

             CONSENT OF INDEPENDENT CERTIFICATE PUBLIC ACCOUNTANTS

          We have issued our report dated September 15, 2000 accompanying the consolidated financial statements of ProsoftTraining.com and subsidiaries included in the Annual Report on Form 10-K for the year ended July 31, 2000, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

Dallas, Texas
March 28, 2001